Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-121601, 333-144155 and 333-149855) of Integrated BioPharma, Inc., of our reports, dated October 13, 2011 relating to the consolidated financial statements as of June 30, 2011 and June 30, 2010 and the fiscal years then ended, which is included in this Form 10-K filing, which reports expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of Integrated BioPharma, Inc. to continue as a going concern.

East Hanover, New Jersey
October 13, 2011